Exhibit 10.15

Aziyo Biologics, Inc.

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

March 22, 2023

Mr. Thomas Englese

Re:Termination of Employment

Dear Tom:

This letter agreement (this “Letter Agreement”) sets forth the understanding by and between you and Aziyo Biologics, Inc. (collectively with its affiliates, and any successor(s) thereto, the “Company”), regarding the termination of your employment with the Company.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in that certain Amended and Restated Employment Agreement by and between the Company and you, dated as of December 23, 2022, (the “Employment Agreement”).

1.Termination of Employment; Transition Services.  Your employment with the Company will terminate on March 24, 2023 (the “Separation Date”), and, effective as of the Separation Date, you shall resign as Chief Commercial Officer of the Company and from all offices and positions you may hold at the Company and its affiliates. This Letter Agreement constitutes notice of termination pursuant to the terms of the Employment Agreement. Notwithstanding the foregoing, you and the Company acknowledge and agree that, during the period beginning on the Separation Date and ending on October 8, 2023 (the “Transition Period”), you shall assist the Company with the orderly transition of your duties to your successor and provide certain advisory services to the Company, including assisting with the completion of the strategic partnerships that are in process as of the Separation Date, advising on strategic decisions impacting the sales organization, including territory alignment and compensation plans, and providing other mentoring services as requested (collectively, the “Transition Services”).

2.Severance Benefits.  The termination of your employment on the Separation Date will be treated as a termination by the Company without Cause pursuant to the terms of the Employment Agreement.  In consideration for and subject to your continued compliance with the Restrictive Covenants (as defined below) in accordance with Section 3 below, your execution and non-revocation of the Release (as defined below) in accordance with Section 4 below and Exhibit A hereto, and your compliance with the terms of this Letter Agreement (including, without limitation, your good faith cooperation with the Company in accordance with Section 6 below), you shall be entitled to receive the following severance payments and benefits (collectively, the “Severance Benefits”), in addition to the Accrued Obligations, following the Separation Date:

a.

Cash severance pursuant to Section 4(a)(i) of the Employment Agreement, calculated based on your current base salary of $396,000, payable (less applicable withholdings) in installments in accordance with the Company’s current payroll practices during the 12-month period following the Separation Date (provided that any installment that is delayed pursuant to Section 4 shall be paid in a lump-sum on the first payroll date following the date the Release becomes irrevocable in accordance with its terms);

b.	The COBRA benefits set forth in Section 4(a)(ii) of the Employment Agreement, in accordance with the terms of such Section 4(a)(ii), during the 12-month period following the Separation Date;
c.

Notwithstanding anything to the contrary in the Employment Agreement, you will remain eligible to receive an Annual Bonus for the Company’s 2022 fiscal year following the Separation Date, which Annual Bonus, if any, shall be determined in accordance with Section 2(b)(ii) of the Employment Agreement and shall be payable in cash (less applicable withholdings) on the date as of which annual bonuses for such fiscal year are paid to other executives of the Company (or, if later, the first payroll date following the date the Release becomes irrevocable in accordance with its terms); and

d.

Notwithstanding anything to the contrary in the Aziyo Biologics, Inc. 2020 Incentive Award Plan (the “2020 Equity Plan”) and the Aziyo Biologics, Inc. 2015 Stock Option/Stock Issuance Plan (the “2015 Equity Plan” and, collectively with the 2020 Equity Plan, the “Equity Plans”) and any award agreements thereunder, subject to your continued performance of the Transition Services, as determined by the Board in good faith, as of each applicable vesting date (i) all of the outstanding equity awards that you received under the Equity Plans as of the Separation Date shall remain outstanding following the Separation Date and shall continue to vest on their original vesting dates during the Transition Period, (ii) all of the restricted stock units (the “RSUs”) awarded to you pursuant to the 2020 Equity Plan that remain outstanding and unvested as of the last day of the Transition Period shall accelerate and vest in full on the last day of the Transition Period, and shall be settled in shares of the Company’s common stock following such date in accordance with the requirements set forth in the applicable award agreement, and (iii) except as provided in Sections 2(d)(i) and (ii) above, any equity awards that are outstanding as of the end of Transition Period shall be automatically forfeited upon the expiration of the Transition Period.

For the avoidance of doubt, other than the Accrued Obligations and the Severance Benefits, you will have no further rights to any payments or benefits in connection with the termination of your employment or the performance of the Transition Services following the Separation Date.

3.Restrictive Covenants.  You acknowledge and agree that Sections 7, 8, 9 and 10 of the Employment Agreement (collectively, the “Restrictive Covenants”) remain in full force and effect in accordance with their terms following the Separation Date and that no Severance Benefits will be payable following the date that you first violate any of the Restrictive Covenants.

4.Release. The Severance Benefits are contingent upon and subject to your execution and non-revocation of the General Release attached hereto as Exhibit A (the “Release”) following the Separation Date in accordance with its terms (and you acknowledge and agree that you will not execute the Release, and the Company will not accept the Release from you, prior to the Separation

Date).  No Severance Benefits will be paid or provided prior to the date the Release becomes irrevocable in accordance with its terms and, to the extent you do not execute the Release, or you subsequently revoke the Release during the applicable revocation period, you acknowledge and agree that you are not entitled to any Severance Benefits (provided that, for the avoidance of doubt, such failure to execute the Release or revocation of the Release does not affect the remainder of this Letter Agreement, which shall continue in full force and effect).

5.Return of Property.  You agree to promptly deliver to the Company, within ten (10) days following the Separation Date (i) all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents that are or contain proprietary information or trade secrets of or relating to the Company, including all physical and digital copies thereof, and (ii) all other Company property (including, without limitation, any personal computer or wireless device and related accessories, passwords, keys, credit cards and other similar items) which is in your possession, custody or control. The Company will provide you with pre-paid shipping labels for the return of such property.

6.Cooperation. You acknowledge and agree that, in addition to the Transition Services, following the Separation Date, you shall cooperate with and assist the Company, upon the Company’s reasonable request, with respect to any ongoing or future internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of your duties and responsibilities to the Company during your employment with the Company (including, without limitation, being available to the Company upon reasonable notice for interviews and factual investigations and appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process); provided, however, that any such request by the Company shall not unreasonably interfere with your personal schedule or ability to engage in gainful employment.

7.Section 409A.  It is intended that the Severance Benefits, to the greatest extent possible, comply with or satisfy an exemption from the application of Section 409A and shall be interpreted to be consistent therewith.  In this regard, Sections 4(c) and 13(f) of the Employment Agreement are hereby incorporated by reference and made a part of this Letter Agreement.

8.Entire Agreement.  This Letter Agreement sets forth the entire agreement between you and the Company with respect to the subject matter set forth herein and supersedes and replaces any and all prior oral or written agreements or understandings between you and the Company with respect to the subject matter hereof (including, without limitation, the Employment Agreement); provided, that, for the avoidance of doubt, the provisions of the Employment Agreement which by their terms survive termination of employment will remain in full force and effect in accordance with their terms (as may be amended by this Letter Agreement).  This Letter Agreement may be amended only by a subsequent writing signed by both parties. You represent that you have signed this Letter Agreement knowingly and voluntarily.

[signature page follows]

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to me.  The other copy is for your files.  By signing below, you acknowledge and agree that you have carefully read this Letter Agreement and Exhibit A hereto in their entirety; fully understand and agree to their terms and provisions; have received good, valuable and sufficient consideration for your agreement to execute and comply with this Letter Agreement; will comply with the Restrictive Covenants; and intend and agree that this Letter Agreement is final and legally binding on you and the Company. All payments described in this Letter Agreement will be subject to the withholding of any amounts required by federal, state or local law. This Letter Agreement will be governed and construed under the internal laws of the State of Maryland and may be executed in several counterparts.

Very truly yours,

/s/ C. Randal Mills

C. Randal Mills

President & CEO

Agreed, Acknowledged and Accepted as of the first date set forth above:

/s/ Thomas Englese

Thomas Englese

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Aziyo Biologics, Inc., (the “Company”) and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, the Maryland Fair Employment Practices Act, the Health Care Worker Whistleblower Protection Act, the Maryland False Claims Act, the Maryland Parental Leave Act, the Maryland Healthy Working Families Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Security and Financial Empowerment Act, the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law and the New Jersey Works’ Compensation Laws.  Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under that certain Letter Agreement dated as of March 22, 2023 by and between the undersigned and the Company, to which this Release is attached as an exhibit, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) to reimbursement of expenses pursuant to Section 2(b)(iv) of the Amended and Restated Employment Agreement dated as of December 23, 2022 by and between the undersigned and the Company, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)THE EXECUTIVE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)THE EXECUTIVE HAS FORTY-FIVE (45) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)THE EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Executive may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

Notwithstanding anything herein, the undersigned acknowledges and agrees that, pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

The undersigned agrees that if the Executive hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned further understands and agrees that the Executive has forty-five (45) days to consider this Release before accepting and dating this Release, and that the Executive’s failure to so accept within this time period will result in the Company’s offer to enter into this Release. The Executive also acknowledges that he has received Annex A attached to this Agreement, which sets forth the following information regarding the Executive’s decisional business unit: (i) the job titles of the employees in the Executive’s decisional business unit, (ii) the age of such employees and (iii) whether such employees have or have not been selected for the group termination and offered a severance payment in connection therewith. The Executive may revoke this Release within seven (7) days after the Executive signs it.

IN WITNESS WHEREOF, the undersigned has executed this Release this _22nd_ day of March, 2023.

/s/ Thomas Englese

Thomas Englese

Annex A

The Older Workers’ Benefit Protection Act requires that when a group of employees is asked to sign a release of claims in connection with a group termination program, those individuals 40 years of age and older must be provided with certain information, including the individuals covered by the program; any eligibility factors the Company used to determine who is selected and not selected for termination; the applicable time limits for the program; and the job titles and ages of all individuals selected and not selected for termination.  The Company encourages the Executive to discuss this information with his attorney before signing the attached Agreement, which contains a full release and covenant not to sue.This information is set forth below.

Decisional Unit.  The decisional unit to which this program applies is Commerical- AM.

Eligibility Factors.  In determining who should be retained and who should be selected for layoff, the Company generally considered the following factors:  elimination of a business type; adjustment of department focus; realignment of reporting structure; technical knowledge; work quality; production; criticality of skills; versatility/ transferability of skills; judgment; work performance, initiative.  Depending upon the specific position, some of the above referenced factors were more important than others and in some instances, not all factors were applicable or considered.

Time Limits:  Employees forty (40) and older will have forty-five (45) days to sign and return to the Company the Letter Agreement, which contains the Release.  If the Letter Agreement is not returned by the close of business on that date, the Employee will no longer be eligible for the Severance Benefits.

The following is a list by job title and age of all individuals in the Decisional Unit who were selected for the Company’s group termination program.

Title	Age
Sr. Sales Coordinator	42
Director, Marketing	56
Marketing Manager	37
Area Sales Director	71
Technical Sales Representative	35
Chief Commercial Officer	50
Vice President, Sales	50
Technical Sales Representative	27
Territory Business Manager	50
Territory Business Manager	29
Area Sales Director	50
Territory Business Manager	58
Technical Sales Representative	30

The following is a list by job title and age of all individuals in the Decisional Unit who were not selected for the Company’s group termination program:

Title	Age
Territory Business Manager	41
Territory Business Manager	35
Territory Business Manager	33
Territory Business Manager	50
Territory Business Manager	48
Area Sales Director	56
Territory Business Manager	42
Territory Business Manager	48
Territory Business Manager	44
Area Sales Director & Director of Education	52
Director, National Accounts	60
Territory Business Manager	73
Director, National Accounts	62
Territory Business Manager	37
Territory Business Manager	56
Territory Business Manager	63
Territory Business Manager	34